UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 17, 2013

Commission File Number 001-35844
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Pinnacle Foods Inc.
(Exact name of registrant as specified in its charter)
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Delaware	35-2215019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
In connection with its previously-announced refinancing, Pinnacle Foods Inc. (NYSE: PF) announced that its indirect wholly-owned subsidiary, Pinnacle Foods Finance LLC (“Pinnacle Foods”), completed the pricing for its previously-announced refinancing of its senior secured credit facilities.
The refinancing consists of senior secured credit facilities totaling $1,780 million, comprised of a senior secured term loan facility in an aggregate principal amount of $1,630 million due 2020 (the “term loan facility”) and a revolving credit facility of $150 million due 2018 (the “revolving credit facility”). Borrowings under the term loan facility will bear interest at the option of Pinnacle Foods at a rate of either (i) LIBOR (subject to a floor of 0.75%) plus an applicable margin of 2.50% or (ii) a base rate (subject to a floor of 1.75%) plus an applicable margin of 1.50%. In addition, upon achieving total net leverage of 4.25x or below, the interest rate on the term loan facility will be reduced by 0.25%, provided that the interest rate step-down shall not apply in the first six months after the issuance of the term loan. Borrowings under the revolving credit facility will bear interest, at the option of Pinnacle Foods, at a rate of either (i) LIBOR plus an applicable margin of 2.50% or (ii) a base rate plus an applicable margin of 1.50%, in each case subject to a similar leverage-based interest rate step-down as the term loan facility.
In addition, as previously disclosed, Pinnacle Foods also priced $350 million aggregate principal amount of senior unsecured debt due 2021 at 4.875% as part of the refinancing.
Pinnacle Foods intends to use the proceeds from the refinancing to repay its existing senior secured term loan debt currently totaling approximately $1,515 million aggregate principal amount, to redeem all $400 million aggregate principal amount of its 8.25% Senior Notes due 2017 and to pay related premiums, fees and expenses. The obligation of Pinnacle Foods to repay its existing indebtedness is conditioned upon the consummation of the refinancing.
The refinancing, which is expected to close on or about April 29, 2013, is subject to market and other customary conditions and there can be no assurance that the refinancing will occur on the terms described or at all.
A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS INC.

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: April 17, 2013

Index to Exhibits

Exhibit Number	Description
99.1	Press Release of Pinnacle Foods Inc. issued April 17, 2013, furnished herewith. .